UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 25, 2019 (the “Effective Date”), Cohen & Company Inc., a Maryland corporation (the “Company”), amended and restated (i) the Convertible Senior Promissory Note, as amended, originally issued by the Company to The Edward E. Cohen IRA on August 28, 2015 in the aggregate principal amount of $4,385,628 (the “Cohen Original Note”); and (ii) the Convertible Senior Promissory Note, as amended, originally issued by the Company to the EBC 2013 Family Trust on September 25, 2013 in the aggregate principal amount of $2,400,000 (the “EBC Original Note” and, together with the Cohen Original Note, the “Original Notes”).

The material terms and conditions of the Original Notes as they have now been amended and restated are substantially the same as the material terms and conditions of the preexisting Original Notes, except that (i) the maturity date in each of the Original Notes has been changed from September 25, 2019 to September 25, 2020; (ii) the conversion feature in each of the Original Notes (pursuant to which the Original Notes were each convertible into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”)) has been removed; (iii) the interest rate in each of the Original Notes has been changed from 8% per annum (9% in the event of certain events of default) to 12% per annum (13% in the event of certain events of default); and (iv) the restrictions regarding the prepayment of amounts under each the Original Notes have been removed.

Daniel G. Cohen, the President and Chief Executive of the Company’s European operations and Chairman of the Company’s board of directors, is a trustee of the EBC 2013 Family Trust.

Descriptions of the Original Notes and Amendments No. 1 thereto can be found in the Company’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2013 and the Company’s Current Report on Form 8-K originally filed with the SEC on September 25, 2018, respectively, which descriptions are incorporated herein by reference.

The foregoing descriptions of the Cohen Original Note and the EBC Original Note, each as amended and restated, do not purport to be complete and are qualified in their entirety by reference to the full text of the Cohen Original Note and the EBC Original Note, each as amended and restated, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

In addition to amending and restating the Original Notes, (i) Cohen Bros. Financial LLC (“Cohen Bros.”), a Delaware limited liability company of which Daniel G. Cohen is the sole member, effective October 1, 2019, amended the Investment Agreement (the “Cohen Bros. Investment Agreement”), dated September 29, 2017, pursuant to which Cohen Bros. invested $8,000,000 into Cohen & Company, LLC, the Company’s majority owned subsidiary (the “Operating Company”), to, among other things (A) decrease the “Investment Amount” under the Cohen Bros. Investment Agreement from $8,000,000 to $6,500,000 in exchange for a one-time payment of $1,500,000 from the Operating Company to Cohen Bros.; and (B) change the “Investment Return” under the Cohen Bros. Investment Agreement; and (ii) the DGC Family Fintech Trust, a trust established by Daniel G. Cohen, effective October 1, 2019, amended the Investment Agreement (the “DGC Family Fintech Trust Investment Agreement”), dated September 29, 2017, pursuant to which the DGC Family Fintech Trust invested $2,000,000 into the Operating Company, to change the “Investment Return” under the DGC Family Fintech Trust Investment Agreement.

The foregoing descriptions of the amendments to the Cohen Bros. Investment Agreement and the DGC Family Fintech Trust Investment Agreement do not purport to be complete and are qualified in their

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entirety by reference to the full text of the amendments to the Cohen Bros. Investment Agreement and the DGC Family Fintech Trust Investment Agreement, copies of which are attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for information concerning the Notes, which information is incorporated by reference in response to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1*	Senior Promissory Note, dated September 25, 2019, issued by Cohen & Company Inc. to Pensco Trust Company, Custodian fbo Edward E. Cohen IRA in the aggregate principal amount of $4,385,628.

10.2*	Senior Promissory Note, dated September 25, 2019, issued by Cohen & Company Inc. to the EBC 2013 Family Trust in the aggregate principal amount of $2,400,000.

10.3*	Amendment No. 1 to Investment Agreement, dated as of September 25, 2019 and effective as of October 1, 2019, by and between Cohen & Company, LLC and Cohen Bros. Financial LLC.

10.4*	Amendment No. 1 to Investment Agreement, dated as of September 25, 2019 and effective as of October 1, 2019, by and between Cohen & Company, LLC and the DGC Family Fintech Trust.

* Filed electronically herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: September 30, 2019	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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